Exhibit 99.1

LeMaitre Q4 2021 Financial Results

BURLINGTON, MA, February 24, 2022 - LeMaitre (Nasdaq:LMAT), a provider of vascular devices, implants and services, today reported Q4 2021 results, announced a $0.125/share quarterly dividend (+14%) and provided guidance.

Q4 2021 Financial Results

●	Sales of $39.5mm, +5% (+6% organic) vs. Q4 2020
●	Op. income of $8.3mm, -13%
●	Op. margin of 21%
●	Net income of $6.2mm, -12%
●	Earnings of $0.28 per diluted share, -18%
●	Cash and investments +$2.9mm to $70.0mm

Q4 2021 sales were driven by bovine grafts (Artegraft) and bovine patches (XenoSure). The Americas was up 8%, EMEA was up 1%, and Asia/Pac was down 3%.

The gross margin increase to 65.7% (vs. 65.0% in Q4 2020) was driven by higher average selling prices and an improved sales mix.

Op. income decreased 13% to $8.3mm in Q4 2021, driven by a 17% headcount increase as well as higher clinical and regulatory expenses.

George LeMaitre, Chairman and CEO, said, “Despite considerable hiring we produced a Q4 op. margin of 21% and the dividend is now increasing for the 11th straight year.”

2021 Financial Results

Sales growth of 19% for full-year 2021 was driven by bovine grafts, valvulotomes, bovine patches and carotid shunts. Op. income and net income both grew 27% in 2021 as sales growth outpaced op. expense growth. 2021 EBITDA of $45.8mm coupled with the follow-on stock offering enabled the final Artegraft acquisition loan pay-down during the year and a record cash balance of $70.0mm at year-end.

Business Outlook

Q1 2022 Guidance
Sales	$37.7mm - $39.7mm (Mid: $38.7mm, +8%, +10% Org.)
Gross Margin	66.2%
Op. Income	$7.1mm - $8.4mm (Mid: $7.7mm, -3%)
EPS	$0.26 - $0.30 (Mid: $0.28, -1%)

2022 Full Year Guidance
Sales	$162mm - $166mm (Mid: $164mm, +6%, +8% Org.)
Gross Margin	67.2%
Op. Income	$38.5mm - $41.1mm (Mid: $39.8mm, +9%)
EPS	$1.35 - $1.45 (Mid: $1.40, +12%)

Quarterly Dividend

On February 22, 2022, the Company's Board of Directors approved a quarterly dividend of $0.125/share of common stock. The dividend will be paid on March 24, 2022 to shareholders of record on March 8, 2022.

Share Repurchase Program

On February 22, 2022, the Company's Board of Directors authorized the repurchase of up to $20.0mm of the Company’s common stock. The repurchase program may be suspended or discontinued at any time and will conclude on February 22, 2023, unless extended by the Board.

Conference Call Reminder

Management will conduct a conference call at 5:00pm ET today. The conference call will be broadcast live over the Internet. Individuals interested in listening to the webcast can log on to the Company's website at www.lemaitre.com/investor. The conference call may also be accessed by dialing 800-773-2954 (+1 847-413-3731 for international callers), using passcode 50283055. For individuals unable to join the live conference call, a replay will be available on the Company's website.

A reconciliation of GAAP to non-GAAP results is included in the tables attached to this release.

About LeMaitre

LeMaitre is a provider of devices, implants and services for the treatment of peripheral vascular disease, a condition that affects more than 200 million people worldwide. The Company develops, manufactures and markets disposable and implantable vascular devices to address the needs of its core customer, the vascular surgeon.

LeMaitre is a registered trademark of LeMaitre Vascular, Inc. This press release may include other trademarks and trade names of the Company.

For more information about the Company, please visit http://www.lemaitre.com.

Use of Non-GAAP Financial Measures

LeMaitre management believes that in order to better understand the Company's short-term and long-term financial trends, investors may wish to consider certain non-GAAP financial measures as a supplement to financial performance measures prepared in accordance with GAAP. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and do not have standardized meanings. These non-GAAP measures result from facts and circumstances that may vary in frequency and/or impact on continuing operations. Non-GAAP measures should be considered in addition to, and not as a substitute for, financial performance measures in accordance with GAAP. In addition to the description provided below, reconciliation of GAAP to non-GAAP results is provided in the financial statement tables included in this press release.

In this press release, the Company has reported non-GAAP sales growth percentages after adjusting for the impact of foreign currency exchange, business development transactions, and/or other events as well as EBITDA or earnings before interest, taxes, depreciation and amortization. The Company refers to the calculation of non-GAAP sales growth percentages as "organic." The Company analyzes non-GAAP sales on a constant currency basis, net of acquisitions and other non-recurring events, and EBITDA to better measure the comparability of results between periods. Because changes in foreign currency exchange rates have a non-operating impact on net sales, and acquisitions, divestitures, product discontinuations, and other strategic transactions are episodic in nature and are highly variable to the reported sales results, the Company believes that evaluating growth in sales on a constant currency basis net of such transactions provides an additional and meaningful assessment of sales to management. The Company believes that evaluating EBITDA provides an approximation of the cash generating ability of its operations.

Forward-Looking Statements

The Company's current financial results, as discussed in this release, are preliminary and unaudited, and subject to adjustment. This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Statements in this press release regarding the Company's business that are not historical facts may be "forward-looking statements" that involve risks and uncertainties. Forward-looking statements are based on management's current, preliminary expectations and are subject to risks and uncertainties that could cause actual results to differ from the results expected, including, but not limited to, the status of our global regulatory approvals and compliance with foreign regulatory requirements to market and sell our products outside the United States; the duration and severity of the impact of COVID-19 on the global economy, our customers, our suppliers and our company; the risk of significant fluctuations in our quarterly and annual results due to numerous factors; the risk that assumptions about the market for the Company’s products and the productivity of the Company’s direct sales force and distributors may not be correct; the risk that we may not be able to maintain our recent levels of profitability; the risk that the Company may not realize the anticipated benefits of its strategic activities; risks related to the integration of acquisition targets; the acceleration or deceleration of product growth rates; risks related to product demand and market acceptance of the Company’s products and pricing; the risk that a recall of our products could result in significant costs or negative publicity; the risk that the Company is not successful in transitioning to a direct-selling model in new territories and other risks and uncertainties included under the heading "Risk Factors" in our most recent Annual Report on Form 10-K, as updated by our subsequent filings with the SEC, which are all available on the Company's investor relations website at http://www.lemaitre.com and on the SEC's website at http://www.sec.gov. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to update publicly any forward-looking statements to reflect new information, events, or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

CONTACT:

J.J. Pellegrino, CFO, LeMaitre
781-425-1691
jjpellegrino@lemaitre.com

LEMAITRE VASCULAR, INC. (NASDAQ: LMAT)
CONDENSED CONSOLIDATED BALANCE SHEETS
(amounts in thousands)

	December 31, 2021	December 31, 2020
	(unaudited)
Assets

Current assets:
Cash and cash equivalents	$13,855	$26,764
Short-term marketable securities	56,104	214
Accounts receivable, net	19,631	19,552
Inventory and other deferred costs	46,104	45,115
Prepaid expenses and other current assets	4,189	2,618
Total current assets	139,883	94,263

Property and equipment, net	17,059	15,036
Right-of-use leased assets	15,071	16,066
Goodwill	65,945	65,945
Other intangibles, net	52,710	58,905
Deferred tax assets	1,566	1,686
Other assets	568	909

Total assets	$292,802	$252,810

Liabilities and stockholders' equity

Current liabilities:
Current portion of long-term debt	$-	$2,500
Accounts payable	2,340	2,394
Accrued expenses	16,332	17,525
Acquisition-related obligations	1,271	772
Lease liabilities - short-term	1,870	1,954
Total current liabilities	21,813	25,145

Long-term debt, net	-	35,532
Lease liabilities - long-term	14,067	14,791
Deferred tax liabilities	70	127
Other long-term liabilities	2,701	4,643
Total liabilities	38,651	80,238

Stockholders' equity
Common stock	235	221
Additional paid-in capital	181,630	114,924
Retained earnings	88,125	70,554
Accumulated other comprehensive loss	(3,435)	(1,525)
Treasury stock	(12,404)	(11,602)
Total stockholders' equity	254,151	172,572

Total liabilities and stockholders' equity	$292,802	$252,810

LEMAITRE VASCULAR, INC. (NASDAQ: LMAT)
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(amounts in thousands, except per share amounts)
(unaudited)

	For the three months ended		For the year ended
	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020

Net sales	$39,503	$37,548	$154,424	$129,366
Cost of sales	13,547	13,146	53,042	44,748

Gross profit	25,956	24,402	101,382	84,618

Operating expenses:
Sales and marketing	7,445	5,912	27,655	23,700
General and administrative	6,753	6,076	25,501	22,501
Research and development	3,457	2,869	11,801	10,099
Gain on sale of building	-	-	-	(470)
Total operating expenses	17,655	14,857	64,957	55,830

Income from operations	8,301	9,545	36,425	28,788

Other income (expense), net
Interest income	141	13	197	207
Interest expense	(526)	(579)	(2,219)	(1,310)
Foreign currency gain (loss)	(11)	(48)	(116)	(329)

Income before income taxes	7,905	8,931	34,287	27,356

Provision for income taxes	1,730	1,898	7,380	6,136

Net income	$6,175	$7,033	$26,907	$21,220

Earnings per share of common stock
Basic	$0.28	$0.35	$1.27	$1.05
Diluted	$0.28	$0.34	$1.25	$1.04

Weighted - average shares outstanding:
Basic	21,860	20,380	21,157	20,246
Diluted	22,138	20,621	21,475	20,479

Cash dividends declared per common share	$0.110	$0.095	$0.440	$0.380

LEMAITRE VASCULAR, INC. (NASDAQ: LMAT)
SELECTED NET SALES INFORMATION
(amounts in thousands)
(unaudited)

	For the three months ended				For the year ended
	December 31, 2021		December 31, 2020		December 31, 2021		December 31, 2020
	$	%	$	%	$	%	$	%
Net Sales by Geography
Americas	$25,948	65%	$24,002	64%	$102,265	66%	$81,470	63%
Europe, Middle East and Africa	10,932	28%	10,854	29%	42,132	27%	39,193	30%
Asia Pacific	2,623	7%	2,692	7%	10,027	7%	8,703	7%
Total Net Sales	$39,503	100%	$37,548	100%	$154,424	100%	$129,366	100%

LEMAITRE VASCULAR, INC. (NASDAQ: LMAT)
NON-GAAP FINANCIAL MEASURES
(amounts in thousands)
(unaudited)

Reconciliation between GAAP and Non-GAAP sales growth:
For the three months ended December 31, 2021
Net sales as reported	$39,503
Impact of currency exchange rate fluctuations	372
Adjusted net sales		$39,875

For the three months ended December 31, 2020
Net sales as reported	$37,548
Adjusted net sales		$37,548

Adjusted net sales increase for the three months ended December 31, 2021		$2,327	6%

Reconciliation between GAAP and Non-GAAP projected sales growth:
For the three months ending March 31, 2022
Net sales per guidance (midpoint)	$38,740
Impact of currency exchange rate fluctuations	722
Adjusted projected net sales		$39,462

For the three months ended March 31, 2021
Net sales as reported	$35,883
Adjusted net sales		$35,883

Adjusted projected net sales increase for the three months ending March 31, 2022		$3,579	10%

Reconciliation between GAAP and Non-GAAP projected sales growth:
For the year ending December 31, 2022
Net sales per guidance (midpoint)	$163,990
Impact of currency exchange rate fluctuations	2,018
Adjusted projected net sales		$166,008

For the year ended December 31, 2021
Net sales as reported	$154,424
Adjusted net sales		$154,424

Adjusted projected net sales increase for the year ending December 31, 2022		$11,584	8%

	For the year ended
	December 31, 2021	December 31, 2020
Reconciliation between GAAP and Non-GAAP EBITDA
Net income as reported	$26,907	$21,220
Interest (income) expense, net	2,022	1,103
Amortization and depreciation expense	9,475	8,224
Provision for income taxes	7,380	6,136

EBITDA	$45,784	$36,683

EBITDA percentage increase (decrease)		25%